UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              July 31, 2003

                             TRIAD INDUSTRIES, INC.

                              (Name of Registrant)

             Nevada             0-28581                    88-0422528

(State or other jurisdiction  (Commission             (IRS Employer
        of incorporation)    File Number)             Identification No.)


                  350 West Ninth Ave #104, Escondido, CA 92025

                    (Address of principle executive offices)



Registrants telephone number, including area code     (760) 291-1710


                                       N/A

          (Former name or former address, if changed since last report)

















Item 2. Acquisition or Disposition of Assets

On July 31, 2003, the Company completed the sale of its sole commercial property located at 350 West Ninth Avenue, Escondido, California 92025. The property sold for $1,680,000. The property was sold to Jong Kim and Seong Kim, who are husband and wife. The purchasers had no prior affiliation with the Company; its Executives or Directors. The Company netted approximately $835,000 in cash proceeds after the sale, debt pay off and real estate commissions. The Company intends to use some of its cash proceeds to purchase another commercial building and the rest to fund its current operations. Management has not set any parameters on the types of commercial property that may be purchased. Management would like to purchase a 12,000 square foot building located at 122 East Grand Avenue, Escondido, California 92025. This location has one tenant Bellissima Day Spa that is owned and operated by Escondido Capital, Inc. It should be noted that there have been very limited discussions with the current owner of the property and management is not under the opinion that a deal will be completed in the next year. Linda Bryson the Companys President and Michael Kelleher the Companys CFO hold the same positions in Escondido Capital Inc. If the Company is successful in purchasing the new property, the lease given to Escondido Capital, Inc. would be no more or less favorable to either party than a transaction done at arms length. Triad Industries, Inc. expects a return on capital from this newly proposed transaction.

Item 5. Other Events

The Company once again would like to reiterate a possible significant related party transaction that could occur from the material disposition stated above.

The Company netted approximately $835,000 in cash proceeds after the sale, debt pay off and real estate commissions. The Company intends to use some of the cash proceeds to purchase another commercial building and the additional funds to fund its current operations. Management has not set any parameters on the types of commercial property that may be purchased. Management would like to purchase a 12,000 square foot building located at 122 East Grand Avenue, Escondido, California 92025. This location has one tenant Bellissima Day Spa that is owned and operated by Escondido Capital, Inc. It should be noted that there have been very limited discussions with the current owner of the property and management is not under the opinion that a deal will be completed in the next year. Linda Bryson the Companys President and Michael Kelleher the Companys CFO hold the same positions in Escondido Capital Inc. If the Company is successful in purchasing the new property, the lease given to Escondido Capital, Inc. would be no more or less favorable to either party than a transaction done at arms length. Triad Industries, Inc. expects a return on capital from this newly proposed transaction.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereinto duly authorized.




                                                     Triad Industries, Inc.




                                                     Linda Bryson, President


August 8, 2003